Exhibit 99(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82563) of  White Mountains Insurance Group, Ltd. of our report dated June 27, 2006 relating to the financial statements of Folksamerica Holding Co. 401(k) Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 27, 2006